Exhibit 99.1

TeleTech Appoints Tracy L. Bahl to its Board of Directors

Latest Addition to Board Adds Deep Healthcare Services Expertise

Denver, Colo., July 30, 2013 -- TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of data-driven, technology-enabled customer engagement solutions, today announced the appointment of Tracy L. Bahl to its Board of Directors. Mr. Bahl brings more than 25 years of healthcare domain expertise to the position.

“We are extremely pleased to welcome Tracy as a member of TeleTech’s Board of Directors,” said Ken Tuchman, chairman and chief executive officer of TeleTech. “His experience in driving innovation and growth at General Atlantic, UnitedHealth Group and Cigna will be a tremendous asset to the Board as we accelerate our activities in the rapidly growing healthcare services sector.”

Mr. Bahl is a recognized expert in healthcare services strategy and economics.  Since 2007, he has served as a special advisor to General Atlantic and its portfolio companies including MedExpress, a chain of urgent care service centers throughout the United States, and Emdeon, a provider of health information exchange and revenue cycle management solutions.  Prior to joining General Atlantic, Mr. Bahl served as the Chief Executive Officer of Uniprise, a multi-billion dollar division of UnitedHealth Group, and Chief Marketing Officer for UnitedHealth Group.  He was an executive with CIGNA Healthcare prior to UnitedHealth Group.  In addition to his current affiliation with General Atlantic, Mr. Bahl also serves as a healthcare advisor to Castlight Health and L.E.K.Consulting and is on the Board of Trustees of Gustavus Adolphus College in St. Peter, MN.  Mr. Bahl holds a MBA degree from Columbia Business School and from London Business School, University of London, England.

Tracy Bahl is the latest in a series of new additions to the TeleTech Board of Directors. Over the past two years, TeleTech has added Robert Frerichs, Executive Chairman of the Board of Directors at the Aricent Group and Merkle Group, Inc. and a former senior executive at Accenture, as well as Greg Conley, CEO of Aha! Software and former lead executive at several technology-based businesses, including Odyssey Group, SA, Verio, Inc., Tanning Technology Corporation, IBM, and Galileo International (now part of Travelport Limited).

“Over the past two years we have made significant changes to the composition of the Board.  Our new members are contributing deep industry and domain expertise to our growth strategy,” Tuchman explains.  “The caliber of the new members of the Board demonstrates our progress in transforming our leadership across the Company and around the world.”

ABOUT TELETECH

TeleTech, founded in 1982, is a leading global provider of data-driven, technology-enabled services that puts customer engagement at the core of business success. The company offers an integrated platform that combines analytics, strategy, process, systems integration, technology and operations to simplify the delivery of the customer experience for Global 1000 clients and their customers. This holistic multichannel approach improves customer satisfaction, increases customer loyalty and drives long-term profitability

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Paul Miller	Jeanna Blatt
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and growth. From strategic consulting to operational execution, TeleTech’s more than 39,000 employees deliver results for clients in the automotive, communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.TeleTech.com

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; new legislation or government regulation that adversely impacts our tax obligations, healthcare costs or the customer management industry; service interruptions, security threats or other disruptions at our facilities relating to our computer and telecommunications equipment and software systems; our ability to develop and protect our intellectual property and contractual rights and avoid infringement; disruptions in the supply chain of the Customer Technology Services segment; risks associated with unauthorized disclosure of sensitive or confidential client and customer data; compliance with credit facility covenant restrictions; and our ability to obtain financing and manage counterparty credit risks from financial institutions.  A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2012.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of July 30, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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